EXHIBIT 2.1

August 31, 2016

Michael Mathews

Chairman and Chief Executive Officer

Aspen Group, Inc.

46 East 21st Street, Third Floor

New York, NY 10010

Subject: Cooperman Loan to Aspen Group, Inc.

Dear Mike:

This will confirm the terms on which I have agreed to loan to Aspen Group, Inc. (the “Company”) up to three million dollars (US$3,000,000) on a revolving basis for up to three (3) years (the “Loan” and my “Commitment”, respectively), as evidenced by a promissory note of even date herewith to be executed and delivered to me by the Company in the form of Annex A hereto (the “Note”). As conditions precedent to the advancement of any funds to the Company by me in respect of the Loan or the Note:

1.

The Company, through its chief executive officer thereunto duly authorized by all requisite corporate and other action, shall execute and deliver to me this letter agreement (this “Agreement”) and the Note.

2.

The Company shall, by virtue of its execution and delivery to me of this Agreement and the Note, be conclusively deemed to have represented, warranted, covenanted and agreed to and with me that:

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate and legal power and authority (i) to enter into this Agreement and the Note, (ii) to execute and deliver same to me, and (iii) to incur and perform its obligations hereunder and thereunder in accordance with their respective terms and conditions; and the Company’s signatory to this Agreement and the Note has been duly authorized by all requisite corporate and other action to execute and deliver same on behalf of the Company and to cause it thereby to make and incur its commitments and obligations hereunder and thereunder.

(b)

The Company’s execution and delivery to me of this Agreement and the Note, and the Company’s undertaking and performance in accordance with their terms of its commitments and obligations hereunder and thereunder, do not contradict, contravene or conflict with, or constitute an event of default (or an event that, with notice or the passage of time or both, would or might constitute an event of default) under, any court or administrative order, judgment, regulation, ruling, decree, contract, mortgage, indenture, deed of trust, or other agreement, instrument or document binding upon or affecting the Company or any of its assets or properties, or to which it or any such assets or properties are subject.

(c) The Company is debt-free, except for (i) an outstanding line of credit with JPMorgan Chase, N.A. (the “Chase Line”), under which approximately two hundred fifty thousand dollars (US$250,000) is currently outstanding (the “Chase Loan”), and (ii) outstanding loans of one million three hundred thousand dollars (US$1,300,000) in the aggregate previously made to it by, and currently owing to, Michael Mathews, the Company’s chairman and chief executive officer (collectively, the “Mathews Loan”), which loan has been fully and contractually subordinated in all respects (including, without limitation, in right and priority of payment and repayment of principal, interest, and all fees and other amounts) to the Loan; and any future or contemporaneous indebtedness incurred by the Company (including, without limitation, any future renegotiations of the Mathews Loan) shall be similarly subordinated to the Loan. Notwithstanding the foregoing, the Company may continue to make regular interest payments on the Mathews Loan for so long as (but only for so long as) no Acceleration Event under the Note has occurred and the Mathews Loan has not been accelerated, or become accelerable, in accordance with its terms. The Company shall pay off the Chase Loan in its entirety directly from the proceeds of the initial drawdown under my Commitment; and the Company shall make no further borrowings under the Chase Line unless I shall previously have agreed with the Company, in writing, on the terms of subordination of the Chase Line, and of any loans drawn down thereunder, to the Loan.

3.

The Company shall pay to me, by wire transfer of U.S. dollars in immediately available funds to such account as I may specify, the sum of sixty thousand dollars (US$60,000), being two percent (2%) of the amount of my Commitment, as a one-time, up-front facility fee (the “Facility Fee”).

4.

The Company shall appoint one (1) director to its board to represent my interests, which director shall, unless and until otherwise specified by me, be Malcolm F. MacLean (“MacLean”); provided, however, that if I shall, at any time and from time to time, wish to name a different director to represent my interests instead of MacLean, I shall provide written notice to that effect to the Company, whereupon the Company shall effect such change as promptly as practicable but in all events within thirty (30) days of such notice; and provided, further, that in that event, if MacLean does not resign as a director, the Company shall convene a special meeting of its shareholders to remove him from office.

5.

The Company shall issue and grant to me irrevocable warrants, in the form of Annex B hereto (my “Warrants”), on seven hundred fifty thousand (750,000) shares of the Company’s common stock, exercisable by me (a) in their entirety or in such increments, at any time and from time to time during the five-year period commencing with the date of this Agreement (my “Warrant Period”), as in each case I shall in my sole discretion elect, and (b) at an exercise price of twenty cents (US$0.20) per share; provided, however, that if the closing price of the Company’s common stock averages at least twenty-five cents (US$0.25) per share calculated over any ten (10) consecutive trading days during my Warrant Period, the Company may, subject to prior exercise by me, redeem such of my Warrants as then remain unexercised at a price of seven cents (US$0.07) per share by giving me thirty (30) trading days’ prior written notice of such redemption, and my Warrants shall remain exercisable by me (in their entirety or in such increments, at any time and from time to time, as in each case I shall in my sole discretion elect) for the duration of such 30-day period, unless (and then, except to the extent) previously tendered by me to the Company for redemption during that period; and provided, further, that the exercise price of my Warrants shall contain anti-dilution protection on issuances by the Company of common stock, or of common-stock equivalents, at less than eighteen cents (US$0.18) per share, subject to adjustment.

6.

The Company hereby agrees that in the event (a) any of its representations, warranties, covenants or agreements hereunder (each of which shall be deemed continuing for the duration of my Commitment) shall be breached or (b) any of the Acceleration Events specified in the Note shall occur, then my Commitment shall automatically, without further act or instrument, and immediately terminate, and any and all amounts (whether of principal, interest, commitment fee, or otherwise) unpaid and outstanding under or in respect of the Loan or the Note shall automatically, without further act or instrument, and immediately become due and payable to me in full, in accordance with the terms of the Note; provided, however, that in no event shall I be required to forfeit all or any part of the Facility Fee or my Warrants, all of which shall be irrevocable when paid, issued or granted, as the case may be, to me.

All notices, demands or other communications (collectively, “notices”) relating to any matter set forth herein shall be in writing and served or delivered by certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, with postage thereon prepaid by sender and addressed to the other party at its Address for Notices set forth below its signature hereto (or at such other address as such other party shall have previously provided to the sender in the same manner herein provided). Any such notice shall be deemed effectively delivered on the day of its actual delivery (as shown by the addressee’s return receipt) or on the second Business Day after its date of mailing, whichever is earlier, except that service of any notice of default required by law shall, if mailed, be deemed effective on the date of mailing.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the parties’ actual states of residence or domicile and without reference to any conflict of laws or similar rules that might mandate or permit the application of the laws of any other jurisdiction. Any action, suit or proceeding relating to this Agreement or the Loan shall be brought in the courts of New York State sitting in the Borough of Manhattan, New York County, or in federal District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, each of the parties hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and, in the case of the Company, the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

None of my rights or remedies under this Agreement or in respect of the Loan are intended to be exclusive of any other right or remedy available to me, whether at law, in equity, by statute or otherwise, but shall be deemed cumulative with all such other rights and remedies. No failure by me to exercise, or any delay by me in exercising, any of my rights or remedies hereunder shall operate as a waiver thereof. A waiver by me of any right or remedy hereunder on any one occasion shall not be construed as a bar to my exercise of that same or of any other right or remedy which I would otherwise have on any future occasion. No forbearance, indulgence, delay or failure by me to exercise any of my rights or remedies hereunder or with respect to the

Loan, nor any course of dealing between us, shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. I shall not, by any course of dealing, indulgence, omission, or other act (except a further instrument signed by me) or failure to act, be deemed to have waived any right or remedy hereunder, or to have acquiesced in any breach of any of the terms of this Agreement. No modification, rescission, waiver, forbearance, release or amendment of any term, covenant, condition or provision of this Agreement or any of the Company’s obligations hereunder shall be valid or enforceable unless made and evidenced in writing, expressly referring to this Agreement and signed by both of us.

If the foregoing accurately and completely reflects our understanding, please confirm your agreement with these terms and conditions by signing where indicated below, whereupon this shall become a binding agreement between us.

Sincerely,

Leon G. Cooperman
Address for Notices:

____________________________
____________________________
____________________________

Phone: ______________________

Email: ______________________

Agreed:

ASPEN GROUP, INC.

By __________________________________

Michael Mathews

Chairman and Chief Executive Officer

Address for Notices:

46 East 21st Street, Third Floor
New York, NY 10010

Phone: (914) 906-9159

Email: michael.mathews@aspen.edu

Annex A

Form of Promissory Note

REVOLVING PROMISSORY NOTE

US$3,000,000	New York, New York

August 31, 2016

FOR VALUE RECEIVED, the undersigned, ASPEN GROUP, INC., a Delaware corporation having its principal place of business at 46 East 21st Street, Third Floor, New York, NY 10010 (“Maker”), HEREBY PROMISES TO PAY as and when due from time to time in accordance with the terms of this revolving promissory note (“Note”), whether at its stated Maturity (as defined below) or by acceleration or otherwise, TO THE ORDER OF LEON G. COOPERMAN, an individual residing at _____________________________________ (together with his successors and assigns, “Payee”), at Payee’s address above or at such other place as may be designated from time to time in writing by Payee, in lawful money of the United States of America (“US$”) and in immediately available funds, IN FULL without deduction, reduction, offset or counterclaim, (i) the principal sum of THREE MILLION DOLLARS (US$3,000,000) or such lesser principal amount as shall then be outstanding under this Note (as evidenced by Payee’s endorsements on Schedule 1 annexed to this Note, which endorsements shall, absent manifest error, be conclusive as to the aggregate principal amount outstanding from time to time under this Note), (ii) all interest accrued and unpaid on the principal amount of this Note outstanding from time to time, and all Commitment Fee (as defined below) accrued and unpaid on the undrawn portion from time to time of Payee’s Commitment (as defined below), in each case calculated at the Applicable Rate (as defined below) from time to time in effect for the period from and including the date of this Note through the date on which such principal sum and all such accrued interest and Commitment Fee are paid in full, and (iii) all other amounts, if any, then due and owing under this Note.

Maker may draw down, at any time and from time to time during the period from and including the date of this Note through the day immediately preceding the third anniversary of that date (the “Commitment Period”), each time upon prior arrangement with and at least three Business Days’ (as defined below) prior written notice to Payee, a principal amount not to exceed at any one time outstanding, as to all such drawdowns in the aggregate, three million dollars (US$3,000,000) (Payee’s “Commitment”); provided, however, that the Commitment Period and Payee’s Commitment shall automatically, without the requirement of any demand, notice, or other act or instrument of, by or from Payee or any other person, and immediately terminate upon the occurrence of an Acceleration Event (as defined below), whereupon (i) Maker shall not be permitted to draw down any additional amounts under this Note and (ii) the aggregate principal amount then outstanding under this Note, together with all interest, Commitment Fee and other amounts then outstanding hereunder, shall automatically be accelerated and become immediately due and payable to Payee in accordance with the terms of this Note. The initial draw shall be seven hundred fifty thousand dollars (US$750,000).

Maker hereby irrevocably authorizes Payee to endorse on a schedule in the form of Schedule 1 annexed to this Note each drawdown and repayment of principal under this Note,

which endorsements shall, absent manifest error, be conclusive as to the aggregate principal amount from time to time outstanding under this Note; provided, however, that anything herein to the contrary notwithstanding, Payee’s failure to make any such endorsement(s) shall not limit, impair or otherwise affect Maker’s obligations under this Note.

Maker shall pay interest monthly on the principal amount of this Note outstanding from time to time, and a commitment fee (“Commitment Fee”) monthly on the undrawn portion from time to time of Payee’s Commitment, in each case calculated at the Applicable Rate from time to time in effect for the period from and including the date of this Note through the date on which all amounts owing under this Note are paid or repaid, as the case may be, in full, computed daily (on the basis of actual days elapsed in a 365-day year) and payable monthly (and when this Note shall fall due, whether at stated Maturity, by acceleration or otherwise) by not later than three (3) Business Days after being invoiced by Payee therefor (or if such date is not a Business Day, then on the next succeeding Business Day). For all purposes of this Note, the “Applicable Rate” shall equal (i) with respect to interest, twelve percent (12%) per annum, and (ii) with respect to Commitment Fee, two percent (2%) per annum; provided, however, that in the event that any amount (whether of principal, interest, Commitment Fee or otherwise) payable under this Note is not paid in full as and when due in accordance with the terms of this Note (whether at stated Maturity, by acceleration, or otherwise in accordance with such terms), then the Applicable Rate shall increase (x) with respect to interest, to eighteen percent (18%) per annum, and (y) with respect to Commitment Fee, to three percent (3%) per annum.

The stated maturity of this Note (its “Maturity”) shall be the day immediately preceding the third anniversary of the date of this Note; provided, however, that notwithstanding anything to the contrary contained in this Note, upon the occurrence of any of the events specified in subparagraphs (a) through (c) immediately below (each, an “Acceleration Event”), the entire principal amount outstanding of this Note, and all interest, Commitment Fee and other amounts accrued and unpaid thereon or hereunder, shall automatically, without protest, presentment, petition, demand, or other notice, declaration, act or instrument of, by or from Payee or any other person (all of which are hereby expressly and irrevocably waived by Maker), and for all purposes, be accelerated and become immediately due and payable, in full, to Payee:

(a)

If Maker shall: (i) fail to make any payment owing to Payee hereunder in full when due in accordance with the terms of this Note, which failure shall continue uncured for a period of at least three (3) Business Days; (ii) fail to make any payment owing to any other lender in full when due in accordance with the terms governing such loan; or (iii) directly or indirectly, so long as any principal, interest, Commitment Fee or other amount remains outstanding hereunder (whether or not then due and owing), make or propose to make any dividend payment (except for dividends payable in common stock or in rights to buy common stock) or other cash-flow distribution to any of Maker’s shareholders or other stakeholders, or any payment of principal, interest or any other amount in respect of any other indebtedness (whether secured or unsecured) owing to any individual, entity or other person (other than Payee); or

(b)

If Maker or any affiliated entity (each, an “Affiliate”) shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts as they mature; (iii) commence, or file any petition or answer under, any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (iv) apply for or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; (v) make a general assignment for the benefit of its creditors, or effect a plan in bankruptcy or other similar arrangement with its creditors; (vi) admit the material allegations of a petition filed against it in any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (vii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by it for the purpose of effecting any of the foregoing; (viii) be adjudicated a bankrupt or insolvent; or (ix) take action to effectuate any of the foregoing; or

(c)

If: (i) involuntary proceedings or any involuntary petition shall be commenced or filed against Maker or any Affiliate under any bankruptcy, insolvency or similar law, seeking the appointment of a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, and such proceedings or petition shall not be dismissed or vacated within thirty (30) days after its commencement or filing; (ii) any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial portion of Maker’s or any Affiliate’s properties or assets, and any such proceedings, petition, writ, judgment, warrant, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after its commencement, filing or levy; or (iii) an order, judgment or decree shall be entered, without the application, approval or consent of Maker or any Affiliate, with respect to Maker or any Affiliate or a substantial portion of its assets or properties, appointing a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment, decree or appointment shall continue unstayed and in effect for a period of thirty (30) days.

Maker may prepay all or any portion of the principal amount outstanding under this Note at any time, without premium or penalty, and reborrow hereunder during the Commitment Period, subject to the terms of this Note; provided, however, that any prepayment of principal hereunder shall be accompanied by Maker’s payment of all accrued and unpaid interest and Commitment Fee outstanding hereunder at the time. Payments received by Payee under this Note shall be applied in the following order: first, to the payment of all collection and enforcement expenses, if any, incurred by Payee and payable by Maker hereunder; second, to the payment of all interest accrued and owing hereunder through the date of such payment; third, to the payment of all Commitment Fee accrued and owing hereunder through the date of such payment; and fourth, to the repayment of the principal amount outstanding of this Note.

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the outstanding principal balance of this Note at a rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate that Maker is permitted by law to contract or agree to pay. If, by the terms of this Note, Maker is at any time required or obligated to pay interest on the outstanding principal balance of this Note at a rate in excess of such maximum rate, the Applicable Rate shall be deemed, without further act or instrument, to be immediately reduced to such maximum rate; and if and to the extent any payments in excess of such maximum permitted amount are received by Payee, such excess shall be considered repayments in respect of the principal amount outstanding of this Note.

In the event that Maker fails to pay any amount owing by it hereunder in full when due (whether on any interest or Commitment Fee payment date, at stated Maturity, by acceleration or otherwise, as the case may be), Maker agrees to promptly pay all of Payee’s costs and expenses incurred in attempting or effecting collection hereunder or the enforcement of this Note, including, without limitation, all attorneys’ fees and related charges, as and when incurred by Payee, whether or not any action, suit or proceeding is instituted for collection or for the enforcement of this Note; and all such costs and expenses of collection and enforcement shall be added to the principal amount outstanding of this Note and shall, if not promptly paid in full by Maker as and when incurred by Payee, bear interest at the Applicable Rate until paid in full.

If any payment hereunder shall be due on a Saturday, a Sunday, or a public or bank holiday in the State of New York (any other day, a “Business Day”), such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of interest or Commitment Fee, as the case may be, hereunder. Each payment hereunder shall be made in lawful money of the United States of America and in immediately available funds, prior to 12:00 noon Eastern Time on the date due thereof; any payment made after such time shall be deemed to have been made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or Commitment Fee, as the case may be, hereunder.

Maker’s obligations under this Note are absolute and unconditional, notwithstanding the existence or terms and conditions of, or any reference herein to, any other document or agreement, and are not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Maker hereby expressly and irrevocably waives (i) presentment, demand for payment, notice of dishonor, protest, notice of protest, and every other form of notice whatsoever with respect to this Note, (ii) any right it may have to demand a jury trial with respect to the enforcement of, or any controversy arising under or relating to, this Note, (iii) any right to offset any amounts payable hereunder against, or to submit any counterclaims in respect of, any obligations of Payee to Maker, and (iv) all rights to the benefits of any statute of limitations and any moratorium, appraisement or exemption now provided, or which may hereafter be provided, by any federal or state statute, including, without limitation, exemptions provided by or allowed under the Bankruptcy Code of 1978 (11 U.S.C.), as amended, or under common law, as to both Maker itself and all of its properties and assets, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof and thereof. The illegality or unenforceability in whole or in part of, or the default by any party under, any other document or agreement shall not constitute a defense to any claim by Payee for the payment or repayment, as the case may be, of principal, interest, Commitment Fee, or any other amount hereunder.

All notices, demands or other communications (collectively, “notices”) relating to any matter set forth herein shall be in writing and served or delivered by certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, with postage thereon prepaid by sender and addressed to the other party at its address in the first paragraph of this Note (or at such other address as such other party shall have previously provided to the sender in the same manner herein provided). Any such notice shall be deemed effectively delivered on the day of its actual delivery (as shown by the addressee’s return receipt) or on the second Business Day after its date of mailing, whichever is earlier, except that service of any notice of default required by law shall, if mailed, be deemed effective on the date of mailing.

This Note shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the parties’ actual states of residence or domicile and without reference to any conflict of laws or similar rules that might mandate or permit the application of the laws of any other jurisdiction. Any suit, action or proceeding brought by Payee to enforce this Note shall be brought in the courts of New York State sitting in the Borough of Manhattan, New York County, or in federal District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, Maker hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any action, suit or proceeding relating to this Note.

No right or remedy conferred upon Payee under this Note is intended to be exclusive of any other right or remedy available to Payee, whether at law, in equity, by statute or otherwise, but shall be deemed cumulative with all such other rights and remedies. Without limiting the generality of the foregoing, if this Note and all amounts (whether of principal, interest, Commitment Fee or otherwise) accrued hereunder shall not be paid in full when due (whether on any interest or Commitment Fee payment date, at stated Maturity, by acceleration or otherwise), Payee shall be free to enforce his rights and remedies against Maker as Payee may see fit under the circumstances, in no particular order or priority. No failure to exercise, or any delay in exercising, by Payee any of his rights or remedies hereunder shall operate as a waiver thereof. A waiver by Payee of any right or remedy hereunder on any one occasion shall not be construed as a bar to Payee’s exercise of that same or of any other right or remedy which Payee would otherwise have on any future occasion. No forbearance, indulgence, delay or failure by Payee to exercise any of his rights or remedies with respect to this Note, nor any course of dealing between Maker and Payee, shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. Payee shall not, by any course of dealing, indulgence, omission, or other act (except a further instrument signed by Payee) or failure to act, be deemed to have waived any right or remedy hereunder, or to have acquiesced in any Acceleration Event or in any breach of any of the terms of this Note. No modification, rescission, waiver, forbearance, release or amendment of any term, covenant, condition or provision of this Note or any of Maker’s obligations hereunder shall be valid or enforceable unless made and evidenced in writing, expressly referring to this Note and signed by both Maker and Payee.

The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law in any circumstance, such unenforceability or invalidity shall not affect the enforceability or validity of such term, covenant, condition or provision in any other circumstance, or render any other term, covenant, condition or provision of this Note unenforceable or invalid.

Payee may assign his rights under this Note to any person upon three (3) Business Days’ prior notice to Maker; and Maker’s obligations hereunder shall inure to the benefit of Payee and each of Payee’s successors and permitted assigns, and shall be binding for all purposes on Maker and its successors-in-interest. No assignment, delegation or other transfer of Maker’s rights or obligations hereunder shall be made or be effective absent Payee’s prior, written consent thereto.

Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the words "Payee" and "Maker" shall include their respective successors and permitted assigns.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Note on the day and year first written above.

ASPEN GROUP, INC.

By _________________________________

Michael Mathews

Chairman and Chief Executive Officer

Schedule 1

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Maturity Date	Amount of Principal Repaid	Payment Date	Unpaid Principal Balance	Notation Made By

Annex B

Form of Warrant

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR, IN THE OPINION OF COUNSEL TO THE ISSUER OF THESE SECURITIES, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Issuance Date: August 31, 2016

WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF ASPEN GROUP, INC.

THIS IS TO CERTIFY that, for value received, Leon G. Cooperman (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, seven hundred fifty thousand (750,000) shares of common stock, par value $0.001 per share (as further detailed in Section 4 of this Warrant, the “Common Stock”), of Aspen Group, Inc., a Delaware corporation (the “Company”), and to receive certificates for the Common Stock so purchased. The exercise price of this Warrant (the “Exercise Price”) is twenty cents ($0.20) per share, subject to adjustment as provided in this Warrant.

1.

Exercise Period.

(a)

Subject to Section 1(b), this Warrant may be exercised by the Holder during the period beginning on the Issuance Date and ending at 5:00 pm (New York time) five (5) years thereafter (the “Exercise Period”). This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

(b)

If the closing price of the Company’s Common Stock, as reported by the principal trading market, averages at least twenty-five cents ($0.25) per share calculated over any ten (10) consecutive trading days during the Exercise Period (subject to adjustment as provided in this Warrant), then the Company, on at least thirty (30) trading days’ prior written notice to the Holder, may redeem this Warrant by paying the Holder seven cents ($0.07) per share, subject to adjustment as provided in this Warrant and subject to prior exercise by the Holder. This Warrant shall remain exercisable by the Holder (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case the Holder may in his sole discretion elect) for the duration of such 30-day period. As of the date of this Warrant, the principal trading market is the OTCQB.

2.

Exercise of Warrant.

(a)

This Warrant may be exercised by the Holder (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case the Holder may in his sole discretion elect) throughout the Exercise Period. Each such exercise shall be accomplished by the Holder’s (i) tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock then being purchased (the “Purchase Price”), by wire transfer of immediately available funds in accordance with wiring coordinates provided to the Holder by the Company, or by certified or bank cashier’s check payable to the order of the Company, and (ii) surrender to the Company of this Warrant, together with an executed subscription agreement in substantially the form attached hereto as Exhibit A (the “Subscription”). As a condition of exercise, the Holder shall, where applicable, execute a customary investment letter and accredited investor questionnaire. The Holder’s right to exercise this Warrant is subject to his compliance with any applicable laws and rules, including Section 5 of the Securities Act of 1933.

(b)

Upon receipt of the Purchase Price in respect of any exercise by the Holder of this Warrant, the Company shall promptly (and in all events within two (2) trading days of such exercise date) deliver to the Holder a certificate or certificates representing the shares of Common Stock then purchased, registered in the name of the Holder (or its transferee, if any, as permitted under Section 3 below). With respect to each exercise of this Warrant, if any, the Holder (or its transferee, if any, as the case may be) shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed Subscription and payment of the Purchase Price are received by the Company (each, an “Exercise Date”), irrespective of the date of delivery to the Holder of the certificate(s) evidencing such shares, except that if the date of such receipt is a date on which the stock transfer books of the Company are closed, the Holder (or its transferee, if any, as the case may be) shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which such stock transfer books are open. Fractional shares of Common Stock shall not be issued upon any exercise of this Warrant; provided that in lieu of any fractional shares that would have been issued but for the immediately preceding clause, the Holder shall be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the respective Exercise Date. In the event this Warrant is ever exercised in part, the Company shall promptly (and in all events within two (2) trading days of the respective Exercise Date) issue a New Warrant (as defined below) to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date.

3.

Recording, Transferability, Exchange, and Obligations to Issue Common Stock.

(a)

Registration of Warrant. The Company shall register this Warrant, in a register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder (or its transferee, if any, as the case may be). The Company may deem and treat the registered holder from time to time of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to such holder, and for all other purposes, absent actual notice to the contrary from the Holder and any such transferee.

(b)

Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of

Assignment attached hereto as Exhibit B duly completed and signed, to the Company at its address specified herein. As a condition to any such transfer, the Company may request a legal opinion as contemplated by the legend. Upon any such registration of transfer, a New Warrant to purchase Common Stock, in substantially the form of this Warrant (each, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to such transferee, and a New Warrant evidencing the remaining portion of this Warrant, if any, not so transferred shall be issued to the Holder. The acceptance of the New Warrant by such transferee shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(c)

Exchange of Warrant. This Warrant is exchangeable upon its surrender by the Holder to the Company for New Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such New Warrants to represent the right to purchase such number of shares of Common Stock as may be designated by the Holder at the time of such surrender (not to exceed the aggregate number of such shares underlying this Warrant).

(d)

Absolute Nature of Company’s Obligations. The Company’s obligations to issue and deliver Common Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Common Stock. Nothing herein shall limit the Holder’s right to pursue any other remedies available to him hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

4.

Adjustments to Exercise Price and Number of Shares Subject to Warrant. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per-share amount (excluding, and subject to any prior rights of, any class or series of preferred stock of the Company).

(a)

In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock to holders of shares of Common Stock, (ii) subdivide (“split”) its outstanding shares of Common Stock into a greater number of shares, (iii) combine (“reverse split”) its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, as the case may be, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of this Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, at the same aggregate Exercise Price, that, if this Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever, and each time, any event listed above shall occur.

(b)

In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on such record date, less the amount of cash so to be distributed or the Fair Market Value (as determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever, and each time, such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)

Notwithstanding any provision hereof to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

(d)

In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) above, the Holder of this Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

(e)

Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another company, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another company or person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such

Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Stock then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s sole discretion and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 4(e) and shall insure that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f)

In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 4, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.

(g)

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 4, the Company, at its own sole expense, shall promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Common Stock or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company shall promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(h)

Anti-Dilution Protection. If the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or issue any Common Stock or common stock equivalents entitling any entity or person to acquire, shares of Common Stock at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances, collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced (and only reduced) to equal the Base Share Price. Notwithstanding the foregoing, the Base Share Price as of the Issuance Date shall be deemed to be eighteen cents ($0.18) per share. Such adjustment shall be made whenever such Common Stock or common stock equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(h) in respect of an Exempt Issuance (as defined below). Furthermore if the adjustment is caused by the issuance of a common stock equivalent and such security expires or terminates without being exercised, converted or exchanged, the Base Share Price shall be readjusted to the Exercise Price in effect immediately prior to issuance of such common stock equivalent. The Company shall notify the Holder, in writing, no later than five (5) business days following the issuance of any Common Stock or common stock equivalents subject to this Section 4(h), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(h), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder shall be entitled to receive the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. For purposes of this Agreement, “Exempt Issuance” means the issuance of: (i) shares of Common Stock, restricted stock units or options (and Common Stock issued upon exercise of such options) to employees, officers, consultants, advisors or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the existing members of the Board of Directors or a majority of the members of a committee of directors established for such purpose; (ii) securities upon the exercise, exchange or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; (iii) shares of Common Stock upon any anti-dilution adjustment to Common Stock and common stock equivalents held by current unaffiliated shareholders of the Company as of the Issuance Date; (iv) securities issued to any Placement Agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions; and (v) securities issued pursuant to a merger, acquisition or similar transaction (provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (x) the actual participants in such transactions, (y) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, or (z) the shareholders, partners or members of the foregoing persons, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Company shall not be disproportionate to such person’s actual participation in such merger, acquisition or similar transaction) or a strategic transaction (provided that (AA) any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, (BB) the primary purpose of such issuance is not to raise capital, (CC) the purchaser or acquirer of such securities in such issuance solely consists of either (ww) the actual participants in such strategic transaction, (xx) the actual owners of such strategic assets or securities acquired in such strategic transaction, (yy) the shareholders, partners or members of the foregoing persons or (zz) persons whose primary business does not consist of investing in securities), and (DD) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Company shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such strategic assets or securities to be acquired by the Company, as applicable).

5.

Legend. If there is not a current effective registration statement in effect and the exemption provided by Rule 144 under the Securities Act is unavailable when this Warrant is exercised, the stock certificates issued to the Holder shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Securities Act”), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Securities Act or (ii) an opinion of counsel to the issuer that an exemption from registration under the Securities Act is available.”

6.

Reservation of Common Stock. The Company covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Common Stock upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 4). The Company covenants that all Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and non-assessable.

7.

Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued, in exchange and substitution herefor and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of (a) evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction and (b) customary and reasonable indemnity (which may include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures, and pay such other reasonable third-party costs, as the Company may reasonably prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

8.

Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer-agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Common Stock upon exercise hereof.

9.

Certain Notices to Holder. In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company shall give the Holder a written notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least ten (10) days prior to the earliest date therein specified.

10.

No Rights as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, nor to any other rights whatsoever except the rights herein set forth; provided, however, that the Company shall not close any merger arising out of any merger agreement in which it is not the surviving entity, or sell all or substantially all of its assets, unless the Company shall have first provided the Holder with twenty (20) days’ prior written notice.

11.

Additional Covenants of the Company. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

12.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.

13.

Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

14.

Governing Law, Venue, and Submission to Jurisdiction. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, without regard to the Company’s or the Holder’s actual states of residence or domicile and without reference to any conflict of laws or similar principles that might mandate or permit the application of the laws of any other jurisdiction. Any action, suit or proceeding relating to this Warrant shall be brought in the courts of New York State sitting in the Borough of Manhattan, New York County, or in federal District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, each of the parties hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and, in the case of the Company, the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

15.

Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Warrant, or to the interpretation, breach or enforcement hereof, and any action or proceeding is commenced to enforce the provisions of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs incurred in proceedings undertaken to establish both entitlement to fees and establishing the amount of fees to be recovered, sometimes referred to as “fees on fees”). Should a party take an appeal, the prevailing party shall recover reasonable attorneys’ fees and costs on the appeal, unless the outcome of the appeal is a remand for new trial, in which case the party that ultimately prevails shall recover attorneys’ fees and costs for all proceedings including any appeal.

16.

Entire Agreement. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

17.

Good Faith. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against such impairment.

[Signature Page to Follow]

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issuance Date.

ASPEN GROUP, INC.

By:
Michael Mathews
Chief Executive Officer

Exhibit A

SUBSCRIPTION FORM

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby notifies the Company that he is exercising the Warrant on the following basis:

Section 1 - Exercise.

•

I am exercising my right to purchase _____ shares of Common Stock, being all of the shares of Common Stock which I am entitled to purchase under the Warrant; or

•

I am exercising my right to purchase _____ shares of Common Stock, being a portion of the shares of Common Stock which I am entitled to purchase under the Warrant, and request that the Company deliver to me (or as I shall designate below) a new Warrant representing the right to purchase _____ shares of Common Stock, being the remaining shares of Common Stock which I am entitled to purchase under the Warrant.

Section 2 - Payment.

I am making payment in full for the shares of Common Stock being purchased hereby at an exercise price per share of $_____ as provided for in the Warrant. The total exercise price payable for the shares of Common Stock being purchased hereby is $_____. Such payment takes the form of (check and complete, as applicable):

___

$_____ in certified or official bank check payable to the order of the Company; or

___

$_____ by wire transfer of immediately available funds.

I request that a certificate for the shares of Common Stock being purchased hereby be issued in the name of the undersigned and delivered to me at the address stated below. If such shares of Common Stock do not comprise all such shares purchasable pursuant to the Warrant, I request that a new Warrant of like tenor for the balance of the shares purchasable thereunder be delivered to me at such address.

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am _____ am not _____ [please initial one] an accredited investor for at least one of the reasons listed on Exhibit A-1 to the Warrant. If the SEC has amended the rule defining

“accredited investor”, I acknowledge that as a condition to exercising the Warrant, the Company may request updated information regarding my status as an accredited investor. My exercise of the Warrant shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

I understand that if at this time the Common Stock has not been registered under the Securities Act, I must hold the Common Stock indefinitely unless the Common Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Common Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition. I agree that each certificate representing Common Stock delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

I further agree that the Company may place stop-transfer orders with its transfer agent to the same effect as the above legend. The legend and stop-transfer notice referred to above shall be removed only upon my furnishing to the Company an opinion of counsel to the Company to the effect that such legend may be removed.

Date:	Signed:
Print Name:
Address:

Date:	Signed:
Print Name:
Address:

Exhibit A-1

For Individual Investors Only:

(1)

I certify that I am a person who has an individual net worth, or a person who with his or her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising these securities, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

(2a)

I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in the two most recent calendar years and I reasonably expect to have an individual income in excess of $200,000 in the current year.

(2b)

Alternatively, my spouse and I have joint income in excess of $300,000 in each applicable year.

(3)

I am a director or executive officer of the Company.

Other Investors:

(4)

The undersigned certifies that it is one of the following: any bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(5)

The undersigned certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(6)

The undersigned certifies that it is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(7)

The undersigned certifies that it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(8)

The undersigned certifies that it is an entity in which all of the equity owners are accredited investors.

(9)

I am none of the above.

Exhibit B

ASSIGNMENT

For Value Received __________________ hereby sells, assigns and transfers to __________________ the Warrant attached hereto and the rights represented thereby to purchase  shares of Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

Dated: _____________________________    Signed:

ASSIGNEE:

Name: ________________________

Address:

______________________________

SSN/TIN: